Exhibit 10.1

CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSOLIDATED AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of July 8, 2013 by and among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“KEC”), KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company (“KEMET Foil”), KEMET BLUE POWDER CORPORATION, a Nevada corporation (“KEMET Blue” and, together with KEC and KEMET Foil, collectively, “U.S. Borrowers”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrowers, each individually, a “Borrower” and, collectively, “Borrowers”), the financial institutions party hereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, Lenders and Agent have entered into a Loan and Security Agreement, dated as of September 30, 2010 (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time, the “Loan Agreement”), and certain other Loan Documents (as defined in the Loan Agreement);

WHEREAS, Borrowers have entered into certain amendments since the effective date of the Loan Agreement and, for ease of reference, Borrowers, Lenders and Agent desire to consolidate all amendments to the Loan Agreement in the same document;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS.

Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

“OEM Transactions” means the transactions between Parent and an original equipment manufacturer (“OEM”), pursuant to one or more of the OEM Transaction Agreements.

“OEM Transaction Agreements” means the advance payment agreement, statement of work and master purchase agreement, each of which was executed on August 28, 2012, the forms of which were provided to Agent and Lenders, receipt of which is hereby acknowledged, and which are further described in Parent’s Report on Form 10-K filed with the Securities and Exchange Commission on  September 4, 2012.

“Prepayment” means a certain prepayment made by OEM to Parent, the proceeds of which were used by Parent to acquire the Subject CapEx.

“Repayment” means any repayment by Parent of the Prepayment in accordance with the terms of the OEM Transaction Agreements.

“Subject CapEx” means the fixed assets purchased by Parent from the proceeds of the Prepayment.

SECTION 2.   ACKNOWLEDGMENTS.

2.1                               Acknowledgment of Obligations.  Each Borrower hereby acknowledges, confirms and agrees that as of July 8, 2013, U.S. Borrower jointly and severally are indebted to Agent and Lenders in respect of Revolver Loans in the principal amount of $0 and in respect of LC Obligations in the amounts of $16,000,000.00 and EUR 1,105,254.95, and Singapore Borrower is indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $0.  All such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by each Borrower to Agent and Lenders, are unconditionally owing by such Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2                               Acknowledgment of Security Interests.  Each Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority Liens, subject to Permitted Liens, upon and security interests in the Collateral of such Borrower heretofore granted to Agent, for the benefit of Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Agent, for the benefit of Secured Parties, and upon and in which Agent, for the benefit of Secured Parties, presently has perfected first priority Liens and security interests.

2.3                               Binding Effect of Documents.  Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.

2.4                               Acknowledgment of Guarantor.  Parent hereby makes the acknowledgments, confirmations and agreements (i) set forth in Section 2.2 hereof with respect to the security interests granted by Parent pursuant to the Loan Documents to which it is party, and (ii) set forth in Section 2.3 hereof with respect to the Loan Documents to which it is party, including without limitation, the Guaranty to which it is party.

SECTION 3.   AMENDMENTS.

3.1                               The definition of “Equipment Formula Amount” set forth in Section 1.1 of the Loan Agreement has been amended and restated in its entirety as follows:

“Equipment Formula Amount: the lesser of (a) $6,000,000 and (b) 80% of the NOLV Percentage of the Value of Eligible Equipment.”

3.2                               The definition of “Letter of Credit Subline” set forth in Section 1.1 of the Loan Agreement has been amended and restated in its entirety as follows:

“Letter of Credit Subline: $20,000,000.”

3.3                               All references to the terms “Borrower” and “Borrowers” in the Loan Agreement and the other Loan Documents have been amended to mean, individually and collectively, jointly and severally, KEC, Singapore Borrower, KEMET Foil, and KEMET Blue.

3.4                               All references to the term “U.S. Borrower” in the Loan Agreement and the other Loan Documents have been amended to mean, individually and collectively, jointly and severally, KEC, KEMET Foil and KEMET Blue.

3.5                               Schedules 8.5, 8.6.1, 9.1.4, 9.1.11, 9.1.14, 9.1.15, 9.1.16, 9.1.18, 9.1.20, 10.2.2, 10.2.6, 10.2.8, 10.2.9 and 10.2.17 have been replaced with updated Schedules which have been provided to Agent and Lenders in connection with previous amendments to the Loan Agreement.

3.6                               Section 1.1 of the Loan Agreement has been amended by inserting the following new definitions in the appropriate alphabetical order:

“Banker’s Acceptance: a time draft or bill of exchange or other deferred payment obligation relating to a documentary Letter of Credit which has been accepted by U.S. Issuing Bank for the benefit of U.S. Borrower.”

“Spot Rate: the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.”

3.7                               The definition of “LC Conditions” in Section 1.1 of the Loan Agreement has been amended in its entirety to read as follows:

“LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the U.S. LC Obligations do not exceed the U.S. Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation) and the Singapore LC Obligations do not exceed the Singapore Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than three hundred sixty-five (365) days from issuance, in the case of standby Letters of Credit (subject to automatic renewals), (ii) no more than three hundred (300) days from issuance, in the case of documentary Letters of Credit, and (iii) at least twenty (20) Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars or such other currency as is acceptable to Agent and Issuing Bank in their sole discretion; and (e) the purpose and form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank.”

3.8                               The definition of “U.S. Letter of Credit” Section 1.1 of the Loan Agreement has been amended in its entirety to read as follows:

“U.S. Letter of Credit: any standby or documentary letter of credit issued by U.S. Issuing Bank for the account of U.S. Borrower, any Bankers Acceptance, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or U.S. Issuing Bank for the benefit of U.S. Borrower.”

3.9                               Section 1.4 of the Loan Agreement has been amended by deleting the words “issuances of Letters of Credit” from the seventh sentence of such Section.

3.10                        Section 1 of the Loan Agreement has been amended by inserting at the end of such Section the following new Section 1.5:

1.5.                            Currency Equivalents.

1.5.1.                  Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Agent on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2.                  Judgments. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Agent of payment in the Judgment Currency, Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, Agent shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

SECTION 4.   CAPITAL EXPENDITURES AND FIXED CHARGES IN RESPECT OF THE OEM TRANSACTIONS.

4.1                               Notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, the following amounts shall not be included in calculating Capital Expenditures permitted under Section 10.2.3 of the Loan Agreement, including, without limitation, in calculating the Fixed Charge Coverage Ratio for the purposes thereof: (i) payments made in respect of the Subject CapEx; and (ii) an additional amount of Capital Expenditures, not to exceed $8,000,000, made by Borrowers solely in connection with the OEM Transactions.

4.2                               Notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, to the extent that any Repayment amounts constitute principal payments on Borrowed Money, such Repayment amounts shall not be included in calculating the Fixed Charges or the Fixed Charge Coverage Ratio.

SECTION 5.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Borrower and Parent hereby represents, warrants and covenants with and to Agent and Lenders as follows:

5.1                               Representations in Loan Documents.  Each of the representations and warranties made by or on behalf of such Borrower to Agent and Lenders in any of the Loan Documents was true and correct in all material respects when made (except for those representations and warranties that were already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects) and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Amendment (other than such representations and warranties that relate solely to a specific prior date).

5.2                               Binding Effect of Documents.  This Amendment and the other Loan Documents have been duly executed and delivered to the Lender by such Borrower and are in full force and effect, as modified hereby.

5.3                               No Conflict, Etc.  The execution, delivery and performance of this Amendment by such Borrower will not violate or cause a default under any Applicable Law (including, without limitation, federal and state securities laws) or Material Contract of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens.

5.4                               No Default or Event of Default.  No Default or Event of Default (including, without limitation, an Event of Default arising under Section 11.1(f) of the Loan Agreement in respect of any breach or default under any Convertible Notes Document or Senior Notes Document) exists immediately prior to the execution of this Amendment and no Default or Event of Default (including, without limitation, an Event of Default arising under Section 11.1(f) of the Loan Agreement in respect of any breach or default under any Convertible Notes Document or Senior Notes Document) will exist immediately after the execution of this Amendment and the other documents, instruments and agreements executed and delivered in connection herewith.

5.5                               Additional Covenants.  In addition to the covenants set forth in the Loan Agreement and the other Loan Documents, Parent hereby agrees that such Obligor shall not agree to, nor permit any Person to agree to, any amendment of any OEM Transaction Agreement that is adverse to Agent or to any Lender, as determined by Agent in its sole discretion, without the prior written consent of Agent.

5.6                               Additional Events of Default.  Any misrepresentation by any Borrower or Parent, or any failure of any Borrower or Parent to comply with the covenants, conditions and agreements contained in any Loan Document, herein or in any other document, instrument or agreement at any time executed and/or delivered by any Borrower or Parent with, to or in favor of Agent and/or Lenders shall, subject to the terms and provisions of the Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and the other Loan Documents.

SECTION 6.   PROVISIONS OF GENERAL APPLICATION.

6.1                               Effect of this Amendment.  Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. In no event is this Amendment intended to negate, limit or modify the waivers and consents set forth in any amendments to the Loan Documents executed prior to the date hereof.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of the other Loan Documents shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement.

6.2                               Costs and Expenses.  Borrowers absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Agent or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

6.3                               No Third Party Beneficiaries.  The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

6.4                               Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

6.5                               Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.6                               Merger.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

6.7                               Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

6.8                               Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

6.9                               Reviewed by Attorneys.  Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

6.10                        Governing Law; Consent to Jurisdiction and Venue.

(a)                                 THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(b)                                 EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

6.11                        Waivers.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

6.12                        Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

KEMET ELECTRONICS CORPORATION

By:	/s/ MICHAEL W. BOONE

Name: Michael W. Boone

Title: Vice President and Treasurer

KEMET ELECTRONICS MARKETING (S) PTE LTD.

By:	/s/ ZHU YING_

Name: Zhu Ying

Title: Financial Controller / Director

KEMET FOIL MANUFACTURING, LLC

By:	/s/ STEVEN R. LANE

Name: Steven R. Lane

Title: Senior Director / Manager

KEMET BLUE POWDER CORPORATION

By:	/s/ CHARLES C. MEEKS, JR.

Name: Charles C. Meeks, Jr.

Title: President

ACKNOWLEDGED AND AGREED

KEMET CORPORATION

By:	/s/ MICHAEL W. BOONE

Name: Michael W. Boone

Title: Vice President and Treasurer

BANK OF AMERICA, N.A.,
as Agent and sole Lender

By:	/s/ ANDREW A. DOHERTY

Name:	Andrew A. Doherty

Title:	Senior Vice President